Exhibit 10.1

                        NEW YORK STATE BANKING DEPARTMENT


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                                          )
      In the Matter of                    )
                                          )
                                          )     REMEDIATION
      DELTA FUNDING CORPORATION, a        )     AGREEMENT
      Mortgage Banker licensed pursuant to)
      Article 12-D of the New York Banking)
      Law.                                )
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      WHEREAS,  Delta Funding Corporation  ("Delta"), a Mortgage Banker licensed pursuant to Article  12-D of the New York  Banking  Law,  and the New York State
Banking Department ("Department") have mutually agreed to enter into this Remediation Agreement ("Agreement");
      WHEREAS,   the   Department   commenced  and   concluded  an   examination
("Examination") of Delta pursuant to New York Banking Law ss. 596 regarding Delta's compliance with the laws and regulations identified below;
      WHEREAS, the Examination encompassed, INTER ALIA, a review of Delta's compliance with Section 296-a of the New York Executive Law, the Equal Credit Opportunity Act (15 U.SC. 1691, et seq.) and the regulations promulgated thereunder ("ECOA"), the Fair Housing Act (42 U.S.C. 3601, et seq.) and the regulations promulgated thereunder ("FHA"), Article 12-D of the New York Banking Law and the regulations promulgated thereunder, the Real Estate
Settlement   Procedures  Act  of  1974  (12  U.S.C.  2601  et  seq.)  and  the
regulations promulgated thereunder ("RESPA"), and the Home Ownership and Equity Protection Act of 1994 (15 U.S.C. 1601 et seq.) and the regulations promulgated thereunder ("HOEPA"), all as amended;

                                       1

      WHEREAS, the Department alleges that its Examination revealed certain violations of the foregoing statutes and regulations;
      WHEREAS, Delta denies all of the Department's allegations and any wrongdoing, liability or violation of any law; and
      WHEREAS, Delta and the Department desire to avoid the expense and uncertainty of litigation and seek to fully and finally resolve all matters raised in the Department's Examination, and, as a result, have agreed to enter into this Agreement.

                                UNDERSTANDING:

      NOW, therefore, in consideration of the foregoing consideration, the receipt and sufficiency of which are hereby acknowledged, the Department and Delta hereby agree as follows:
      I. Delta, its directors, officers and employees, and any successor in interest shall refrain from engaging in any act or practice that discriminates on the basis of the racial or ethnic composition of the area in which the borrower resides as prohibited by Executive Law ss. 296-a, FHA and ECOA.
     II. Delta will commit a total of $7,250,000.00 (which shall be solely in the form of reductions to monthly mortgage payments on a going forward basis) (the "Remediation Fund") for purposes of the relief described in this Paragraph II.
          A. Within thirty (30) days of the effective date of this Agreement, the Department shall provide Delta with parameters for relief as determined by the Department. Within thirty (30) days of its receipt of the Department's parameters for relief, Delta will use reasonable efforts to identify any and all borrowers who fit within the parameters for relief and for whom loans were originated by Delta during the period October 1, 1995 through the date of

                                       2

this Agreement ("Borrowers"), and will notify all such Borrowers of their entitlement to seek compensation (solely in the form of monthly payment reductions to such Delta loan on a going forward basis) from the Remediation Fund (the "Initial Notice"). The Initial Notice shall be substantially in the form of EXHIBIT A-1 attached hereto and shall include (i) a requirement that each Borrower respond within thirty (30) days of receipt of the notice, and (ii) a statement that in the event a payment reduction is provided to a Borrower, such Borrower shall execute a release, substantially in the form set forth in EXHIBIT B attached hereto, of any additional rights to proceed against Delta or any of its affiliates on claims arising from the allegations set forth in this Agreement or any other allegation related to the loans covered by this Agreement. The parties acknowledge and agree that (1) no Borrower shall be required to waive any of his/her rights against Delta unless such Borrower accepts a payment reduction on his/her loan in accordance with this Paragraph II, and (2) neither the notices delivered to Borrowers pursuant to this Paragraph II nor any analyses or determinations made by the Department with respect to any Borrower's loan shall be admissible in any action or proceeding as evidence of any wrongdoing by Delta.
          B. Within thirty (30) days of its mailing of the Initial Notice, Delta will identify any Borrowers who either (i) have not responded to the Initial Notice, or (ii) have chosen not to participate in the relief (collectively, "Non-Responding Borrowers"). Each Non-Responding Borrower will be sent an additional notice substantially in the form of EXHIBIT A-2 attached hereto (an "Additional Notice") by certified mail, return receipt requested. Within thirty
(30) days of the mailing of the Additional Notice, Delta shall provide the Department with a list of all Non-Responding Borrowers from whom no return receipt has been received with regard to the Additional Notice.

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          C. Within fifteen (15) days following its receipt of a notification from a Borrower stating that such Borrower is submitting his or her loan for consideration for monthly mortgage payment reduction (a "Claim"), Delta will make available to the Department a copy of the loan file or other pertinent information with regard to the loan at issue in the Claim (including copies or summaries of the loan application, supporting documentation, and the HUD-1 Settlement Statement), as requested by the Department.
          D. Within thirty (30) days of its receipt of such information, the Department, in its sole discretion, shall determine the amount by which the Borrower's monthly loan payments will be reduced. The Remediation Fund will be reduced by an amount equal to the present value of such payment reduction based on the remaining term of the loan and a rate equal to the rate on United States Treasury Bills, as published in the Wall Street Journal as of the date of this Agreement. Delta shall have the right to determine the precise method of effectuating any payment reductions pursuant to this Agreement. Such methods (each of which will result in the same reduction to the Remediation Fund) may include (i) subsidizing Borrower payments, (ii) reducing the interest rate,
(iii) reducing the principal balance, or (iv) extending the term of the loan; PROVIDED, HOWEVER, that the total amount of interest paid over the life of the loan is not increased.
                 a) Only Claims received within thirty (30) days of the date on which the Additional Notice to Borrowers was sent (the "Termination Date") will be evaluated by the Department. Delta's obligation to reduce loan payments is limited to loan reductions determined by the Department with regard to Claims received prior to the Termination Date.

                                       4
          E. Delta shall begin implementing the payment reductions contemplated herein within forty five (45) days following its receipt of the Borrower's executed release in accordance with Paragraph II.H, below.
          F. If more than one individual is listed as a Borrower on a loan, the Borrowers listed on the loan will be deemed together to be a single Borrower and shall be eligible for one payment adjustment.
          G. Before receiving relief from the Remediation Fund, each Borrower on the mortgage loan shall be required to sign a general release substantially in theform set forth in EXHIBIT B, attached hereto. It is understood that only borrowers who agree to accept relief in accordance with this Remediation Agreement shall be required to execute a general release in accordance with the foregoing sentence.
       III. Delta shall establish a fund (the "Amelioration Fund") consisting of 525,000 unregistered shares of common stock of Delta Financial Corporation (the "Stock") (which, for purposes of this Agreement, shall be valued at $9.10 per share), by depositing such shares of Stock with a trustee that is mutually agreeable to both Delta and the Department. At the direction of the Department, the trustee may sell the Stock or any portion thereof in one or more private or open market transactions. The proceeds of any such sale shall be used for restitution, and if any funds remain, then to fund activities including economic counseling, home ownership counseling, education programs and such other purposes as may be determined by the Department.
       IV. Delta shall not pay from the proceeds of a mortgage loan any borrower-paid mortgage broker fee in an amount not reasonably related to the value of goods and facilities

                                       5
provided and services performed. Nothing in this Agreement shall be deemed to be inconsistent with this provision.
       V. Delta shall not close and fund mortgage loans in which the broker fee is in excess of an amount reasonably related to the value of goods and facilities provided and services performed.
       VI. Delta shall not underwrite a HOEPA Loan (defined below) without regard to the ability of the borrower to repay such loan. In particular, Delta shall comply with the compliance undertakings set forth in Paragraph XV, hereof.
       VII. Within forty five (45) days of the date of this Agreement, Delta shall submit to the Department for its review and approval a new policy and a monitoring and compliance system designed to ensure uniform application of underwriting criteria and appropriate payment of mortgage broker fees.
       VIII. Any new policy and monitoring and compliance system shall include:
           A. Development and implementation of policies and guidelines designed to ensure that the underwriting of mortgage loans is made in compliance with law. Such guidelines shall be incorporated into Delta's loan policy;
           B. Development of a system that accurately records data related to the charging of broker fees on mortgage loans underwritten, closed and funded by Delta including with respect to the dollar and percentage amount of the broker fee charged, the amount and type of loan, information about the borrower as required by the Home Mortgage Disclosure Act ("HMDA"), the name of the loan officer and the mortgage broker;

                                       6

           C. Development and implementation of a comprehensive system to permit detailed and ongoing monitoring of mortgage origination pricing practices to ensure that flexible pricing does not result in discrimination;
           D. The designation of managers, including senior-level managers, to serve as compliance officers and to monitor compliance with the foregoing compliance system; and
           E. Development and implementation of a disciplinary policy for employees who violate the undertakings in this Agreement.
     IX. Within forty five (45) days from the effective date of this Agreement, Delta shall amend its existing Fair Lending Training Program to include the elements described in this Paragraph and shall submit such amended training program ("Amended Training Program") to the Department for its review and approval within such forty five (45) day period. A. Such training program shall be amended to include:
             1. A detailed discussion of the purpose of, and the prohibitions contained in, HOEPA, ECOA, FHA, RESPA, New York State Executive Law ss.296-a and
Article 12-D of the New York State Banking Law;
             2. A detailed discussion of liability for violations of HOEPA, ECOA, FHA, RESPA, New York State Executive Law ss.296-a and Article 12-D of the New York State Banking Law;
             3. A certification form to be completed by each officer and employee attending the training program; and
             4. A schedule pursuant to which the training program and supplemental training programs will be offered.

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        B. Within sixty (60) days following the  Department's  completion of its review of the Amended Training Program, all Delta officers and employees with customer contact concerning new mortgage loan applications or who are involved in the pricing of mortgage loans or the monitoring of mortgage pricing shall attend the Amended Training Program.
        C. All new Delta officers and employees with customer contact concerning new mortgage loan applications or who are involved in the pricing of mortgage loans or the monitoring of mortgage pricing shall attend the Amended Training Program within forty five (45) days of their employment with Delta.
        D. All Delta officers and employees attending the Amended Training Program shall execute a certification form stating that the individual has attended the Amended Training Program, that the individual understands Delta's policies regarding non-discrimination in the origination and underwriting of mortgage loans, that the individual understands Delta's disciplinary policies with respect to originating and underwriting mortgage loans and compliance with HOEPA, ECOA, FHA, RESPA, New York State Executive Law ss.296-a and Article 12-D of the New York State Banking Law, and that the individual understands that failure to comply with such laws may subject the individual and/or Delta to sanctions.
     X.With respect to the new policy and monitoring and compliance system to be submitted to the Department pursuant hereto, and the Amended Training Program to be submitted to the Department pursuant to Paragraph IX, above, (collectively "Compliance Materials"), the Department shall have sixty (60) days to approve or disapprove all or part of the Compliance Materials.

                                       8

       A. In the event that the Department determines that any part of the Compliance Materials is unacceptable, it shall notify Delta in writing, specifying the basis for such determination, and Delta shall submit revised Compliance Materials within fifteen (15) days of its receipt of such determination;
       B. In the event the Department determines that it has no objection to the proposed Compliance Materials, Delta's Board of Directors shall adopt and implement the Compliance Materials within fifteen (15) days after receipt of such written determination; and
       C. If the Department has not notified Delta in writing of any objection to the proposed Compliance Materials within the sixty (60) day period referred to above, the proposed Compliance Materials shall be deemed to have been acceptable to the Department at the expiration of such sixty (60) day period. Within fifteen (15) days thereafter, Delta's Board of Directors shall adopt and implement the Compliance Materials.
    XI. Within thirty (30) days from the effective date of this Agreement, Delta shall designate a member of senior management, acceptable to the Department, to be responsible for the compliance and monitoring of this Agreement.
    XII. Delta shall report its compliance with this Agreement to the Department semi-annually during the term of this Agreement. Such compliance reports shall be submitted to the Department within forty-five (45) days following the end of each half-year period. Each report shall include: A. A report on Delta's fair lending pricing requirements; and B. Corrective actions taken to comply with each of the paragraphs of this Agreement.
    XIII. All communications regarding this Agreement shall be sent to:

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             Barbara Kent, Esq.                Marc Miller, Esq.
             Director of Consumer Affairs      General Counsel
               and Financial Products          Delta Funding Corp.
             NYS Banking Department            1000 Woodbury Road
             2 Rector Street                   Woodbury, NY  11797
             New York, NY  10006

    XIV.
       A. Each provision of this Agreement shall remain in effect for a period of three years following the date hereof, unless sooner stayed, modified, terminated, suspended or complied with in full, to the Department's satisfaction, as signified in writing by the Department.
       B. This Agreement, when fully executed and performed by Delta to the reasonable satisfaction of the Department, will resolve all the issues between Delta and its affiliates (including, without limitation, Delta Financial Corporation), and the State of New York respecting the subject matter of the Examination. The Department has determined that the relief provided for under the terms of this Agreement is full and adequate compensation to the Borrowers contemplated herein.
       C. The entry into this Agreement shall not be deemed or construed to be an admission of, or evidence of, any violation of any statute, law or regulation or of any liability or wrongdoing or of the truth of any of the claims or allegations of the Department, and may not be used against Delta in any other action or proceeding. The Department acknowledges and agrees that Delta's compliance with the terms and conditions of this Agreement constitute a "compelling business necessity" for purposes of any federal or state law prohibiting discrimination.
       D. [reserved]

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       E.  Notwithstanding any provision in this Agreement to the contrary,  the
Department may, in its sole discretion, grant written extensions of time to Delta to comply with any provision of this Agreement.
       F. This Agreement shall be governed by the laws of the State of New York, and during the term hereof, Delta consents to the jurisdiction of the State and Federal Courts in New York to enforce the provisions hereof.
       G. The Department shall monitor Delta's compliance with this Agreement and reserves the right to appoint outside auditors, at Delta's expense, pursuant to Section 39 of the New York Banking Law.
       H. This Agreement shall become effective upon the execution by all parties. I. The signatories of this Agreement are duly authorized by their respective parties to enter into this Agreement.
       J. This Agreement may be executed in multiple counterparts, each of which shall be deemed a duplicate original.
       K. This Agreement shall bind the parties and their respective successors.
       L. This Agreement may be amended or modified only pursuant to a writing executed by all parties hereto.
       M. Nothing in this Agreement is intended to confer any right, remedy, obligation or liability upon any person or entity other than the parties hereto and their respective successors.
       N. In the event of a dispute among the parties regarding any issue that arises under this Agreement, the parties shall seek in good faith to resolve the dispute among themselves before resorting to litigation.

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    XV.   Compliance Undertakings
    Delta shall implement the undertakings described in this Paragraph XV within 45 days following the execution of this Agreement.
          A. Definitions: As used in this Paragraph XV, the following terms shall have the following meanings:
                  1. The term "loan" shall mean a transaction secured by a 1-4 family, owner-occupied property that meets the definition of: (i) "credit" as that term is used and defined by 15 U.S.C. ss. 169la and regulations promulgated thereunder; (ii) "federally related mortgage loan" as that term is used and defined by 12 U.S.C. ss. 2602 and regulations promulgated thereunder; and/or
(iii) extension or provision of "credit' as that term is used and defined by New York Executive Law ss.296-a.
                  2. The term "HOEPA Loan" shall mean any loan which meets the definition in 15 U.S.C. ss. 1602(aa) and regulations promulgated thereunder.
                  3. The terms "close" or "closing" or "closed" when used in relation to a loan shall mean the date on which the loan transaction is "consummated" as defined in 12 C.F.R. ss. 226.2(a)(13).
                  4. The term "mortgage broker" shall mean a person defined as such in 24 C.F.R. ss. 3500.2.
                  5. The term "par" when used in relation to the interest rate on a loan shall mean the interest rate at which Delta will grant a loan to a given borrower without charging discount points or paying a "yield spread premium."
                  6. The term "yield spread premium" shall mean a fee paid by Delta to a mortgage broker, computed by reference to the interest rate, incident to a loan in which the interest rate is above par.
                  [7-10:      Reserved]

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    B.    Compliance Measures
      During the term of this Agreement, solely with respect to loans originated during the term of this Agreement (except with respect to Subparagraph B.12, which shall apply to all HOEPA Loans), Delta will conduct its lending operations as follows:
                  PRACTICES RELATED TO POST-DEFAULT INTEREST:
                  11. Delta shall not enter into any HOEPA Loan which provides for an "increase in the interest rate after default" as set forth in 12 C.F.R. ss. 226.32(d)(4) ("Post-Default Interest").
                  12. Delta shall not collect Post-Default Interest on any HOEPA Loan.

                  PRACTICES RELATED TO HOEPA:

                  13. Delta shall not engage in a pattern or practice of extending or otherwise funding HOEPA Loans based on the borrowers' collateral without regard to the borrowers' repayment ability, including the borrowers' current and expected income, current obligations, and employment.
                  14. Delta shall not extend or otherwise fund any HOEPA Loan that contains any one or more of the following characteristics (hereinafter, "Repayment Warning Signs"), unless there exists a HOEPA Justification (defined below) or a Special HOEPA Justification (defined below):
                        (i) The HOEPA Loan repays a previous loan (whether or not originated by Delta); the borrower's total monthly obligations increase by more than five (5) percent; and, on the date the new HOEPA loan closed, the borrower was 60 days or more delinquent in payments of principal or interest on the previous loan. (For the purposes of this Paragraph, "60 days or more delinquent" shall mean an instance in which a borrower is a total of

                                       13

60 calendar days or more late in making any payment of principal or interest required to date by that borrower's loan. For the purposes of this definition, each payment made by the borrower is assumed to be in satisfaction of the oldest outstanding payment. Thus, for example, where a borrower is required to make a $1,000 payment on the first day of each month, and makes a $1,000 payment on the first day of the first, third and fifth months, on the first day of the sixth month, the borrower, having missed two payments, will be 60 days or more delinquent.)
                        (ii)   After   subtracting   the  borrower's   monthly
payments on the HOEPA loan from the borrower's total monthly income, the borrower is left monthly residual income that is less than 105% of the U.S. Department of Veterans Affairs' ("VA") residual income limits for the applicable region.
                        (iii) The borrower's debt to income ratio exceeds
50%.
                  15. A HOEPA Loan which contains one or more of the above Repayment Warning Signs will not violate Subparagraph XV.B.15 if Delta documents in the loan file the existence of one or more of the justifications set forth in Subparagraph F, below (hereinafter, "HOEPA Justifications"). A HOEPA Loan which contains one or more of the above Repayment Warning Signs and does not contain a HOEPA Justification nonetheless will not violate Subparagraph XV.B.15 if the Department determines that the loan is in compliance with applicable law (a "Special HOEPA Justification"). The Department will determine whether a loan is in compliance with applicable law within two days of receipt of Delta's request for such a determination. If during the term of this Agreement the OAG concludes, after appropriate and timely consultation with the Department, that Delta is obtaining Special HOEPA Justifications that constitute a pattern or practice of violations of HOEPA, the OAG may seek any and all appropriate relief from a court with jurisdiction over this matter.

                                       14

                  16. Whenever Delta makes any HOEPA loan that does NOT contain one or more of the Repayment Warning Signs, Delta shall maintain either electronically or in the loan file information regarding: (i) the borrower's monthly debt payments under the prior loan; (ii) the borrower's past payment history, to the extent available; (iii) the borrower's monthly income; and (iv) the borrower's other outstanding monthly debts or obligations, if any.
                  17. Whenever Delta makes any loan which contains a Repayment Warning Sign, Delta shall state in the loan file the Repayment Warning Sign, and the HOEPA Justification or Special HOEPA Justification that exists, with documentation sufficient to demonstrate the existence of the HOEPA Justification or Special HOEPA Justification, as applicable. Such documentation shall include, with respect to HOEPA Justifications, documentation set forth in Subparagraph F or such other documentation as may be necessary to establish the existence of the HOEPA justification.
                  18.    [Reserved]

                  PRACTICES RELATED TO ECOA:

                  19. Delta shall not extend or otherwise fund loans that will have a negative financial impact upon the borrower which violates ECOA or
Section 296-a of the New York Executive Law.
                  20. Delta shall not extend or otherwise fund any loan that contains any of the following characteristics (hereinafter, "ECOA Characteristic"), unless there exists an ECOA Justification (defined below) or a Special ECOA Justification (defined below):
                        (i)    After   subtracting   the  borrower's   monthly
payments on the loan in question from the borrower's total monthly income, the borrower is left with monthly residual income that is less than 105% of the U.S. Department of Veterans Affairs' residual

                                       15

income  limits for the  applicable region.
                        (ii) The loan in question ("new loan") repays a previous loan (whether or not originated by Delta); the borrower's monthly payments necessary to service the new loan (including both repayment of principal and payment of interest) exceed the borrower's "previous monthly payments;" and, the increase in monthly payments exceeds 2.5 percent of the "new funds" which the borrower obtained from the new loan. For the purposes of this Agreement, the term "previous monthly payments" shall include the monthly payment as revealed on the borrower's credit report (or, in the absence of such information, the minimum monthly payment imputed based on customary underwriting standards) on all loans and other debts retired by the new loan. The term "new funds" shall mean the total principal amount of the new loan, less (1) the outstanding principal balance of any mortgage debt, installment debt, or credit card debt that had recurring monthly payments and was retired by the new loan,
(2) any borrower-paid closing costs disclosed on the HUD-1 Settlement Statement, whether paid directly by the borrower or indirectly out of the principal of the new loan, including but not limited to borrower-paid broker fees, borrower-paid third-party charges such as title and appraisal fees and borrower-paid fees to Delta.), (3) any late charges paid to Delta with respect to the mortgage loan retired by the new loan, (4) any prepayment penalties paid to Delta with respect to the mortgage loan retired by the new loan, and (5) any default interest
(I.E., interest in excess of the note rate) paid to Delta with respect to the mortgage loan retired by the new loan.
                        (iii) The new loan repays a previous loan which was also originated by Delta; the previous loan closed within 12 months of closing the new loan; incident to closing the new loan, Delta charges the borrower a prepayment penalty as defined in 12 C.F.R. ss. 226.18(k)(1); and (a) the interest rate on the new loan is NOT at least one full percentage

                                       16
point lower than the interest rate on the previous loan or (b) the "new funds" (as defined in SUBPARAGRAPH B.20(ii) above) provided by the new loan are less than 20% of the new loan.
                  21. A loan which contains one or more of the above ECOA Characteristics will not violate Subparagraph XV.B.20 if Delta documents in the loan file the existence of one or more of the justifications set forth in Subparagraph G, below (hereinafter "ECOA Justifications"). A loan which contains one or more of the above ECOA Characteristics and does not contain an ECOA
Justification nonetheless will not violate Subparagraph XV.B.20 if the Department determines that the loan is in compliance with applicable law (a "Special ECOA Justification"). The Department will determine whether a loan is in compliance within two days of receipt of Delta's request for such a determination. If during the term of this Agreement the OAG concludes, after appropriate and timely consultation with the Department, that Delta is obtaining Special ECOA Justifications that constitute a pattern or practice of violations of ECOA, the OAG may seek any and all appropriate relief from a court with jurisdiction over this matter.
                  22. Whenever Delta makes any loan that does NOT contain one or more of the ECOA Characteristics, Delta shall maintain either electronically or in the loan file information regarding: (i) the borrower's previous monthly payments under the prior loan; (ii) the new funds obtained by the borrower;
(iii) the borrower's monthly income, and (iv) the borrower's other outstanding monthly debts or obligations, if any.
                  23. Whenever Delta makes any loan containing an ECOA Characteristic, Delta shall state in the loan file the ECOA Characteristic, and the ECOA Justification or Special ECOA Justification that exists, with documentation sufficient to demonstrate the existence of the ECOA Justification or Special ECOA Justification. Such

                                       17

documentation shall include, with respect to ECOA Justifications, documentation set forth in Subparagraph G or such other documentation as may be necessary to establish the existence of the ECOA justification.
                  24. In the event that the Office of the New York State Attorney General, Eliot Spitzer ("OAG") receives a complaint (a "Complaint") that any loan made by Delta after the date of this Agreement violated the provisions of Paragraphs XV.B.14-17 and/or XV.B.20-23, the OAG shall refer the Complaint to the Department, and the Department shall, pursuant to its general oversight authority, notify Delta of the Complaint and request Delta to respond thereto. Delta shall respond to the Complaint within the time period required by the Department; a copy of Delta's response shall be provided to the OAG. Delta shall provide a copy of the loan file for the loan that is the subject of any Complaint to the Department and/or the OAG within a reasonable period of time (not to exceed 30 days) following Delta's receipt of a written request from either of them. If the OAG is not satisfied, in the exercise of its reasonable discretion, with the Department's final resolution of any Complaint, the OAG may seek any and all appropriate relief from a court with jurisdiction over this matter. The OAG shall not, directly or indirectly, cause, or attempt to cause, any third party to make a Complaint regarding any loan made by Delta after the date of this Agreement.

                  PRACTICES RELATED TO RESPA:

                  25. Delta will not: (a) in violation of the Real Estate Settlement Procedures Act ("RESPA"), give any yield spread premium to any mortgage broker pursuant to any agreement or understanding, oral or otherwise, that business incident to or a part of a real estate settlement service involving a loan shall be referred to Delta; or (b) pay any yield spread premiums on any HOEPA Loan.

                                      18

                  26. Delta will be deemed to be in compliance with Paragraph 25(a) above with respect to a loan when, inter alia, either of the following two contentions (hereinafter the "RESPA Contentions") are true over any six month period in which such loan was closed: (i) in aggregate, total mortgage broker compensation on loans originated by Delta in which Delta paid yield spread premiums was not more than 5% higher than total mortgage broker compensation on similarly situated loans originated by Delta in which Delta did not pay yield spread premiums; or (ii) in aggregate, up-front broker fees charged to the borrower are 5% lower on loans originated by Delta in which Delta paid yield spread premiums than on similarly situated loans originated by Delta in which Delta did not pay yield spread premiums.
         C. Income Verification Procedures
                27. Delta will verify the stability and adequacy of borrowers' income in accordance with generally accepted industry standards, including the
following  income  verification  practices,   where  applicable:
                    a) AUTOMATED VERIFICATION SERVICES: Subscribe to one or more of the various automated services that provide employment data on numerous companies in various regions throughout the country, such as "The Work # for Everyone" and/or "The VIE Mortgage Report".
                    b) ADDITIONAL VERIFICATION OF TAX RETURNS: Either IRS Form 4506 or one of two reporting services (National Tax Verification and Rapid Reporting) may be used by Delta to confirm the validity of tax returns.
                    c) RENTAL CONFIRMATION: Delta shall use, when applicable, 75% of the lesser of the following two numbers to determine rental income for underwriting purposes: (i) an amount equal to the rental income shown on the lease and/or rental affidavit, or

                                       19

(ii) an amount equal to 10% above the market rent reflected on the appraisal. Delta may provide additional documentation such as rent receipts and tax returns, but not letters of explanation from the borrower, to document rental income. In addition to the foregoing, all leases submitted as evidence of rental income shall be examined against the borrower's signature on the closing documents to ensure they are genuine.
                    d) INCOME FROM "SIDE JOBS": Borrowers whose income is derived from "all cash" employment, or where a portion of their income (such as tips) is paid in "cash only," can have their income qualified through the use of a "job letter." This letter is to be signed by the borrower's employer, and set forth the length of time employed, the nature of the work and the borrower's rate of pay. In addition, this letter must also be countersigned by the borrower at or before the loan closing, effectively attesting to, and noting the borrower's acknowledgment with, the letter and its contents. In cases where either (i) a borrower is 60 days or more delinquent on an existing mortgage loan on the date the new loan closes, or (ii) as a result of the new loan, the borrower's total monthly obligations will increase, Delta shall verify by a telephone call with the borrower's employer any income verified through the use of a "job letter" and used to qualify the borrower for the new loan and shall include a record of such telephone verification in the loan file.
             D. Miscellaneous
                  28. Notwithstanding anything to the contrary contained herein, Delta may revise the undertakings contained in Paragraph XV.C to conform to generally accepted underwriting standards with the written consent of the Department (which consent shall not be unreasonably withheld). For purposes of this Paragraph, use of a procedure authorized or

                                       20
  approved by the Federal  Housing  Administration,  the  Department of Veterans
Affairs,   Fannie  Mae  or  Freddie  Mac  shall  be  deemed  generally  accepted underwriting standards.
                  29. The Department and Delta shall meet periodically, and in no event less frequently than every six months, to determine whether additional HOEPA Justifications and/or ECOA Justifications should be added to this Agreement.
                  30. Except as otherwise expressly stated herein, for purposes of this Agreement, Delta may rely on representations of fact made to it by borrowers, other than any such representation that is patently unreasonable.
         E.    [reserved]
         F.    HOEPA Justifications & Supporting Documentation

                  (AA)  MONTHLY   OBLIGATION   INCREASE  ON   DELINQUENT   LOANS
                  (PARAGRAPH XV.B.14(I)).

1. (a) Factor: Borrower has suffered a temporary reduction of income of more than 10 percent due to unique circumstances within the preceding 24 months.
   (b) Documentation: Income and employment documentation together with letter of explanation from the borrower or other evidence demonstrating that the temporary reduction of income was due to unique circumstances that no longer exist and that the borrower's income has resumed to at least 80 % of its prior level.
2. (a) Factor: Borrower has suffered a temporary loss of employment or employment income of more than 10 percent due to unique circumstances within the preceding 24 months.
    b) Documentation: Income and employment documentation together with letter of explanation from the borrower or other evidence demonstrating that the temporary loss was due to unique circumstances that no longer exist and that the borrower's prior income has resumed to at  least 80 % of its  prior  level.
3. (a) Factor: Borrower changes from self-employed to salaried employment where the new income is equal to or greater than the annual income when the borrower was self-employed, not to include those instances where salary is paid out of borrower's own company.
   (b)  Documentation:  Income and employment  documentation.
4. (a) Factor: Borrower had medical or health problems resulting in increased expenses of more than 10 percent within the preceding 24 months.
   (b) Documentation: Income and employment documentation together with letter of explanation from borrower and other evidence demonstrating that the medical problem was of a temporary nature and no longer requires a commitment of the borrower's funds.
5. (a) Factor: Borrower has suffered a temporary financial emergency that consumed more than 10 percent of the borrower's income stream and was due to unique circumstances within the preceding 24 months.
   (b) Documentation: Income and employment documentation together with letter of explanation from borrower and other evidence demonstrating that the temporary financial emergency was due to unique circumstances that no longer exist.
6. (a) Factor: Divorce judgment, separation agreement or similar division of financial responsibilities entered or agreed to within preceding 24 months.
   (b) Documentation: Copies of judgment, decree or agreement, together with income and employment documentation demonstrating ability to repay.
7. (a) Factor: Deed transfer that adds new borrower, so long as (i) the new borrower is a relative or resides at the property secured by the mortgage, and
(ii) after payment of the monthly mortgage payment, the new borrower's (or, in the case of co-borrowers that reside together as a family, the combined borrowers') income meets residual income requirements set forth under this Agreement.
   (b) Documentation: Income and employment documentation of new borrower demonstrating sufficient residual income after payment of the monthly mortgage payment.
8. (a) Factor: Mortgage  loan includes new cosigner or other obligor, so long as
i) the new borrower is a relative or resides at the property secured by the mortgage, and (ii) after payment of the monthly mortgage payment, the new borrower's (or, in the case of co-borrowers that reside together as a family, the combined borrowers') income meets residual income requirements set forth under this Agreement.
   (b) Documentation: Income and employment documentation of new borrower demonstrating sufficient residual income after payment of the monthly mortgage payment.
9. (a) Factor: Mortgage proceeds used to pay off balloon mortgage, so long as balloon mortgage is coming due within twelve months of the date of application for the mortgage loan.
   (b) Documentation: Income and employment documentation and evidence of prior loan.

         (BB) RESIDUAL INCOME (PARAGRAPH XV.B.14(II))

1. (a) Factor: A reduction in monthly obligations (such reduction shall be at least 10 percent with respect to borrowers who, on the date the new loan is closed, are "60 days or more delinquent," as defined in P. XV.B.14(i) of this Agreement) where, except in the case of balloon mortgages, the remaining term of the old mortgage loan is at least three years.
   (b) Documentation: Income and employment documentation and evidence of the terms and monthly payments of the prior loan.
2. (a) Factor: Mortgage proceeds used to pay off balloon mortgage, so long as balloon mortgage is coming due within twelve months of the date of application for the mortgage loan.
   (b) Documentation: Income and employment documentation  and evidence  of  the
terms  and  monthly   payments  of  the  prior  loan.
3. (a) Factor: Total debt-to-income ratio of 39% or less and no "60-day delinquency" as defined in P.XV.B.14(i) of this Agreement.
   (b) Documentation:  Income and debt documentation.
4. (a) Factor: Mortgage proceeds to be used to add, repair, or renovate an income-producing unit provided that the borrower's residual income is 90% of the amount required by this Agreement.
   (b) Documentation: Income and employment documentation together with (i) contract with licensed contractor demonstrating that loan proceeds are sufficient to complete the job; (ii) documentation demonstrating anticipated market rent for the new unit; and (iii) evidence of at least two months of savings sufficient to allow the borrower to meet all monthly obligations.
5. (a) Factor: Documented financial emergency requiring significant commitment of funds.
   (b) Documentation: Documentation verifying the financial emergency.
6. (a) Factor: Ability to manage credit obligations as evidenced by borrower having been no more than 30 days delinquent on a prior mortgage within the preceding 12 months with less than 20% increase in monthly obligations.
   (b) Documentation:  Credit report and/or verification of mortgage.
7. (a) Factor: Mortgage proceeds used for business or investment purposes provided that the borrower's residual income is 90% of the amount required by this Agreement.

   (b) Documentation: Income and employment documentation together with (i) purchase contract evidencing investment; and/or (ii) business plan.
8. (a) Factor: Mortgage proceeds to be used for education of borrower or person associated with borrower provided that the borrower's residual income is 90% of the amount required by this Agreement.
   (b) Documentation: Income and employment documentation together with evidence of acceptance or enrollment at an educational institution.

       (CC) DTI GREATER  THAN 50%  (PARAGRAPH  XV.B.14(III))

1. (a)  Factor:  A
reduction in monthly obligations (such reduction shall be at least 10 percent with respect to borrowers who, on the date the new loan is closed, are "60 days or more delinquent" as defined in P. XV.B.14(i) of this Agreement) where, except in the case of balloon mortgages, the remaining term of the old mortgage loan is at least three years.
   (b) Documentation: Income and employment documentation and evidence of the terms and monthly payments of the prior loan.
2. (a) Factor: Mortgage proceeds used to pay off balloon mortgage, so long as balloon mortgage is coming due within twelve months of the date of application for the mortgage loan.
   (b) Documentation: Income and employment documentation and evidence of the terms and monthly payments of the prior loan.
3. (a) Factor: Mortgage proceeds to be used for business or investment purposes provided that the borrower's DTI ratio does not exceed 55%.
   (b) Documentation: Income and employment documentation together with (i) purchase contract evidencing investment, and/or (ii) business plan.
4. (a) Factor: Mortgage proceeds to be used for education of borrower or person associated with borrower provided that the borrower's DTI ratio does not exceed 55%.
   (b) Documentation: Income and employment documentation together with evidence of acceptance or enrollment at an educational institute.

         G.    ECOA JUSTIFICATIONS & SUPPORTING DOCUMENTATION
               (AA) RESIDUAL INCOME  (PARAGRAPH  XV.B.20(I))

1. (a) Factor: A reduction in monthly obligations (such reduction shall be at least 10 percent with respect to borrowers who, on the date the new loan is closed, are "60 days or more delinquent" as defined in P. XV.B.14(i) of this Agreement) where, except in the case of balloon mortgages, the remaining term of the old mortgage loan is at least three years.
   (b) Documentation: Income and employment documentation and evidence of the terms and monthly payments of the prior loan.
2. (a) Mortgage proceeds used to pay off balloon mortgage so long as balloon mortgage is coming due within twelve months of the date of application for the mortgage loan.
   (b) Documentation: Income and employment documentation  and  evidence  of the
terms  and  monthly   payments  of  the  prior  loan.
3. (a) Factor: Total debt-to-income ratio of 39% or less and no "60-day delinquency" as defined in P.XV.B.14(i) of this Agreement.
    (b) Documentation:  Income and debt documentation.
4. (a) Factor: Mortgage proceeds to be used to add, repair, or renovate an income-producing unit, provided that the borrower's residual income is 90% of the amount required by this Agreement.
   (b) Documentation: Income and employment documentation together with (i) contract with licensed contractor demonstrating that loan proceeds are sufficient to complete the job; (ii) documentation demonstrating anticipated market rent for the new unit; and (iii) evidence of at least two months of savings sufficient to allow the borrower to meet all monthly obligations.
5. (a) Factor: Documented financial emergency requiring significant commitment of funds.
   (b) Documentation: Documentation verifying the financial emergency.
6. (a) Factor: Ability to manage credit obligations as evidenced by borrower having been no more than 30 days delinquent on a prior mortgage within the preceding 12 months with less than 20% increase in monthly obligations.
   (b) Documentation:  Credit report and/or verification of mortgage.
7. (a) Factor: Mortgage proceeds used for business or investment purposes provided that the borrower's residual income is 90% of the amount required by this Agreement.
   (b) Documentation: Income and employment documentation together with (i) purchase contract evidencing investment; and/or (ii) business plan.
8. (a) Factor: Mortgage proceeds used for education of borrower or person associated with borrower provided that the borrower's residual income is 90% of the amount required by this Agreement.
   (b) Documentation: Income and employment documentation together with evidence of acceptance or enrollment at an educational institute.

              (BB) MONTHLY OBLIGATIONS INCREASE BY MORE THAN 2.5% OF NEW FUNDS
                  (PARAGRAPH XV.B.20(II))

1. (a)  Factor: New mortgage shortens term of old mortgage by 25% or more.
   (b)  Documentation: Copy of note and/or verification of mortgage.

2. (a) Factor: Mortgage proceeds used to pay off balloon mortgage, so long as either (i) balloon mortgage is coming due within twelve months of the date of application for the mortgage loan, or (ii) less than one third of the term of the balloon mortgage remains outstanding.
   (b) Documentation: Income and employment documentation and evidence of prior loan.
3. (a) Factor:  New loan is fixed rate and old loan is adjustable rate.
   (b) Documentation:  Copy of note and/or  verification of mortgage.
4. (a) Factor: Mortgage proceeds used to prevent foreclosure when the borrower is 90 or more days delinquent.
   (b) Documentation: Credit report or verification of mortgage demonstrating that the borrower is 90 or more days delinquent.
5. (a) Factor: Mortgage proceeds used to pay off back real estate taxes that constitute a lien on the borrower's property.
   (b)   Documentation:  Title report, tax search and/or tax bills.

             (CC) PREPAYMENT PENALTY (PARAGRAPH XV.B.20(III))

1. (a) Factor:  New mortgage shortens term of old mortgage by 25% or more
   (b) Documentation: Copy of note and/or verification of mortgage.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of this 17th day of September, 1999.

      THE NEW YORK STATE
      BANKING DEPARTMENT


      By:    /S/ ELIZABETH MCCAUL
             ---------------------
      Name:  Elizabeth McCaul
      Title: Acting Superintendent


      DELTA FUNDING CORPORATION
      Mortgage Banker Licensed pursuant
      to Article 12-D of the Banking Law


      By:    /S/ THOMAS J. NOTO
             ----------------------
      Name:  Thomas J. Noto, Kirkpatrick & Lockhart, LLP
      Title: Counsel to DFC

                                   EXHIBIT A-1

                             Form of Initial Notice

Dear

      You borrowed money from Delta Funding Corporation ("Delta") between October 1, 1995 and September 17, 1999. We write to notify you that Delta has entered into a settlement agreement with the New York State Banking Department (the "Department") and the Office of the New York State Attorney General, Eliot Spitzer, to resolve certain lending claims that were raised by the Department following its examination of our institution. The Department has alleged that the policies and practices of Delta has resulted in violations of HOEPA, RESPA, ECOA, the Fair Housing Act, Article 12-D of the New York Banking Law and/or
Section 296-a of the Executive Law. We have denied those allegations and continue to assert that we have never violated such laws.

      Nevertheless, we have agreed with the Department voluntarily to resolve this controversy, in part, through reducing the mortgage loan payments of those persons allegedly injured by these practices.

      You may be entitled to a payment reduction on your mortgage loan with Delta. If you wish to be considered for a payment reduction, please check the box at the end of the enclosed, duplicate copy of this letter, sign and date the letter on the lines provided, and return the signed, duplicate copy of this letter to us in the enclosed envelope within thirty (30) days of your receipt of this letter.

      THIS IS A SERIOUS DECISION AND YOU SHOULD CONSIDER IT CAREFULLY. IF YOU APPLY FOR A PAYMENT REDUCTION, THE DEPARTMENT COULD DETERMINE THAT YOU ARE NOT ELIGIBLE TO RECEIVE ANY PAYMENT REDUCTION. IN THE EVENT THAT A PAYMENT REDUCTION IS AWARDED, YOU WILL BE REQUIRED TO SIGN A GENERAL RELEASE IN WHICH YOU WILL AGREE TO ACCEPT THIS PAYMENT REDUCTION IN EXCHANGE FOR YOUR AGREEMENT NOT TO MAKE A CLAIM AGAINST OR SUE DELTA, OR ANY ENTITY AFFILIATED WITH DELTA, ON YOUR OWN. The General Release will only waive your right to make a claim against or sue Delta for any alleged violation of law regarding the mortgage loan you received from Delta during the period October 1, 1995 through September 17, 1999.

      If you have any questions, you should contact an attorney or other legal advisor. You should also feel free to call [name of Delta representative] at
____.

                                    Sincerely,
                                    Delta Funding Corporation

                                    by:___________________
                                    Name:
                                    Title:

[ ] Yes, I would like to be  considered  for a payment  reduction on my mortgage loan with Delta.
------------------------------            -------------------
(signature)                               date
-------------------------------
(printed name)

                                  EXHIBIT A - 2

                            FORM OF ADDITIONAL NOTICE
Dear _______


      We recently sent you a notice of our settlement with the New York State Banking Department (the "Department"), under which you may have the right to seek a reduction of your mortgage loan payments at Delta's expense. A copy of the original notice is attached. The notice asked you to inform us whether or not you wished to participate in the process to determine whether or not you are eligible for mortgage loan payment reduction.

      [We have not received any response from you.] or [You indicated that you wished not to participate.] It is important for you to know that based on an initial review of our loans, the Department believes that your loan might qualify and has instructed us to provide you this additional notice and an additional opportunity to participate.

      Accordingly, please inform us, in the next thirty (30) days, whether you wish to participate.

                                    Sincerely,
                                    Delta Funding Corporation

                                    by:___________________
                                    Name:
                                    Title:

                                  Exhibit B

                             Form of General Release

STATE OF __________)
                  )     ss.:
COUNTY OF ________)


      WHEREAS, I/we, _________ and ________, understand that the New York State Banking Department (the "Department") has conducted an examination of Delta Funding Corporation ("Delta") and has alleged that Delta violated the provisions of the federal Home Ownership and Equity Protection Act, the federal Real Estate Settlement Procedures Act of 1974, the federal Equal Credit Opportunity Act, the federal Fair Housing Act, Article 12-D of the New York Banking Law and/or
Section 296-a of the New York Executive Law;
      WHEREAS, I/we understand that Delta denies that it violated any laws; WHEREAS, I/we obtained a home mortgage loan with Delta during the period October 1, 1995 through September ___, 1999; and
      WHEREAS, I/we understand that in order to avoid protracted and costly litigation, Delta and the Department resolved the matter by entering into a Remediation Agreement and that I/we will be entitled to monthly mortgage payment reductions from the Remediation Fund and/or Amelioration Fund established by Delta pursuant to the Remediation Agreement provided that I/we execute the General Release described below.
      THEREFORE, I/we agree to the following:
      In consideration of a monthly mortgage payment reduction of $__________, to be received by me/us out of the Remediation Fund established pursuant to the Remediation Agreement, I/we ______ and________ hereby agree, effective upon receipt of the first payment reduction contemplated herein, to release and forever discharge Delta and its current, former and future officers, directors, employees, agents, parent companies, affiliates, assignees and successors-in-interest from all legal and equitable claims or causes of action that have been or might have been asserted by me/us or the Department, as of the date of execution of this General Release, including, without limitation, those that arise out of any alleged violation by Delta of the federal Home Ownership and Equity Protection Act, the federal Real Estate Settlement Procedures Act of 1974, the federal Equal Credit Opportunity Act, the federal Fair Housing Act,
Article  12-D of the New York Banking Law and/or  Section  296-a of the New York

                                       1

Executive Law, and the regulations promulgated under each of the foregoing states, respectively, in connection with my/our mortgage loan.
      I/we understand that the payment reductions to be made to me/us do not constitute an admission by Delta of the validity of any claims by me/us or by the Department on our behalf.
      I/we understand that, by accepting payment reductions from the Remediation Fund, I/we am/are waving my/our right to pursue my/our own legal action for damages and any other relief to which I/we may be entitled.
      This General Release constitutes the entire agreement between Delta and me/us without exception or exclusion.
      This General Release may not be amended or modified by oral agreement. I/we have read this General Release and understand the contents hereof, and I/we execute this General Release of my/our own free act(s) and deed(s).

Signed this ___, day of _______, 1999, at ________________.


-----------------

Social Security Number ___________

Other Identification ______________

SWORN TO AND SUBSCRIBED

Before me this ______ day of ____________, 1999.

----------------------
Notary Public

(SEAL)


---------------------

Social Security Number ___________

Other Identification ______________

SWORN TO AND SUBSCRIBED

Before me this ______ day of ____________, 1999.

----------------------
Notary Public

(SEAL)

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